ANNUAL STATEMENT OF COMPLIANCE
of
PNC BANK, NATIONAL ASSOCIATION
d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2021 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and
2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2022

Midland Loan Services, a division of
PNC Bank, National Association

David D. Spotts

Senior Vice President

Schedule I

UBS Commercial Mortgage Securitization Corp.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2012-C3	Master Servicer
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2012-C4
Master Servicer of the 1000 Harbor Boulevard loan under the UBS-Barclays 2012-C3 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2013-C5	Master and Special Servicer
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017-C1
Master and Special Servicer of the Moffett Place Google loan under the CD 2017-CD3 PSA. Special Servicer of the Apple Sunnyvale loan under the CSAIL 2017-C8 PSA.
Special Servicer of the Sheraton Hotel Greensboro loan under the BANK 2017-BNK6 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017-C2	Master and Special Servicer
Master and Special Servicer on the Starwood Capital Group Hotel Portfolio loan under the DBJPM 2017-C6 PSA. Special Servicer on the 85 Broad Street loan under the CSAIL 2017-C8 PSA.
Master and Special Servicer on the IC Leased Fee Hotel Portfolio loan under the UBS 2017-C3 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017-C3	Master and Special Servicer
Master and Special Servicer on the TZA Multifamily Portfolio I and Park West Village loans under the UBS 2017-C2 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017-C4
Master and Special Servicer on the TZA Multifamily Portfolio I and Park West Village loans under the UBS 2017-C2 PSA.
Master and Special Servicer of the 50 Varick Street loan under the UBS 2017-C5 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017-C5	Master and Special Servicer
Master and Special Servicer on the Hyatt Regency Princeton, Marriott Grand Cayman and At Home Portfolio loans under the CCUBS 2017-C1 PSA.
Special Servicer of the Griffin Portfolio loan under the BANK 2017-BNK8 PSA.
Special Servicer on the Bass Pro & Cabela's Portfolio and Cabela's Industrial Portfolio loans under the GSMS 2017-GS8 PSA.
Master and Special Servicer of the AHIP Northeast Portfolio III loan under the UBS 2017-C2 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	CCUBS 2017-C1	Master and Special Servicer
Master and Special Servicer on the Manchester Financial Building loan under the UBS 2017-C5 PSA. Special Servicer on the Bass Pro & Cabela's Portfolio loan under the GSMS 2017-GS8 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017-C6
Master and Special Servicer on the DoubleTree Wilmington loan under the UBS 2017-C5 PSA.
Master and Special Server on the 2U Headquarters, Chelsea Multifamily Portfolio and At Home Portfolio loans under the CCUBS 2017-C1 PSA.
Special Servicer on the Griffin Portfolio loan under the BANK 2017-BNK8 PSA.
Special Servicer on the Bass Pro & Cabela's Portfolio loan under the GSMS 2017-GS8 PSA.
Master Servicer on the 111 West Jackson loan under the CSAIL 2018-CX11 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017-C7
Special Servicer of the Griffin Portfolio loan under the BANK 2017-BNK8 PSA.
Master and Special Servicer on the Tryad Industrial & Business Center loan under the UBS 2018-C8 PSA.
Master Servicer on the AFIN Portfolio loan under the UBS 2018-C11 PSA.

Schedule I

UBS Commercial Mortgage Securitization Corp.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C8	Master and Special Servicer
Master Servicer on the City Square and Clay Street loan under the UBS 2018-C9 PSA. Special Servicer on the Cross Point loan under the BMARK 2018-B3 PSA.
Master Servicer on the AFIN Portfolio loan under the UBS 2018-C11 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C9	Master Servicer
Master and Special Servicer on the Park Place at Florham Park loan under the UBS 2018-C8 PSA. Master Servicer on The SoCal Portfolio loan under the CGCMT 2018-B2 PSA.
Master Servicer on the AFIN Portfolio loan under the UBS 2018-C11 PSA. Special Servicer on the CrossPoint loan under the Benchmark 2018-B3 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C10
Master Servicer on the Eastmont Town Center loan under the UBS 2018-C9 PSA.
Master on the Hilton Branson Convention Center and Hilton Branson Promenade loans under the CGCMT 2018-C5 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C11	Master Servicer
Master Servicer of the Soho House Chicago and Throggs Neck Shopping Center loans under the CSAIL 2018-CX11 PSA. Master and Special Servicer on the Riverfront Plaza loan under the UBS 2018-C12 PSA.
Special Servicer on the 5th Street Station loan under the UBS 2018-C11 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C12	Master and Special Servicer
Master and Special Servicer on the 5th Street Station loan under the UBS 2018-C11 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C13	Master and Special Servicer
Master and Special Servicer on the Aspect RHG Hotel Portfolio and Wyvernwood Apartments loans under the UBS 2018-C12 PSA.
Special Servicer on the Ellsworth Place loan under the WFCM 2018-C47 PSA and the the Riverwalk loan under the UBS 2018-C12 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C14	Master Servicer
Special Servicer on the Ellsworth Place loan under the WFCM 2018-C47 PSA. Master and Special Servicer on the Barrywoods Crossing and 1670 Broadway loans under the UBS 2018-C13 PSA.
Master Servicer of Heartland Dental Medical Office Portfolio loan under the WFCM 2019-C50 PSA
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C15	Master and Special Servicer
Master Servicer on the Nebraska Crossing, Regency Properties Portfolio, and Clevelander South Beach loans under the UBS 2018-C14 PSA and the Heartland Dental Medical Office Portfolio loan under the WFCM 2019-C50 PSA.
Special Servicer on the Ellsworth Place loan under the WFCMT 2018-C47 PSA. Master Servicer on the Staples Strategic Industrial loan under the Benchmark 2018-B8 PSA.
Master and Special Servicer on the Pier 1 Imports Headquarters loan under the UBS 2018-C13 PSA and the Great Value Storage Portfolio loan under the UBS 2019-C16 PSA and theExchangeRight Net Leased Portfolio 24 loan under the CSAIL 2019-C15 PSA.
Depositor	UBS Commercial Mortgage Secruitization Corp.	Series 2019-C16	Master & Special Servicer
Master and Special Servicer on the 16300 Roscoe Blvd loan under the UBS 2018-C15 PSA and The Block Northway loan under the BBCMS 2019-C3 PSA.
Master Servicer on the ILPT Hawaii Portfolio loan under the ILPT 2019-SURF PSA, the Heartland Dental Medical Office Portfolio loan under the WFCM 2019-C50 PSA

Schedule I

UBS Commercial Mortgage Securitization Corp.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	UBS 2019-C17	Series 2019-C17	No Role
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA.
Primary Servicer on the Ambler Yards loan under the UBS 2019-C17 PSA and the Maui Portfolio loan and the Meidinger Tower loan under the BBCMS 2019-C4 PSA
Master and Special Servicer on the CIRE Equity Retail & Industrial Portfolio loan under the BMARK 2019-B12 PSA.
Depositor	UBS 2019-C18	Series 2019-C18	No Role
Master and Special Servicer on the 225 Bush loan under the BMARK 2019-B14 PSA and on the Airport Square loan under the CF 2019-CF3 PSA
Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019-B10 PSA. Special Servicer on the DoubleTree New York Times Square West Leased Fee loan under the WFCM 2020-C57 PSA.
Master Servicer on the Crimson Retail Portfolio loan under the CSAIL 2019-C18 PSA

Schedule I

UBS AG

Recipient Role	Deal Name	Series Number	Midland Role
Depositor - General Counsel	UBS Commercial Mortgage Securitization Corp.	Series 2013-C5	Master and Special Servicer